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                                                                    EXHIBIT 11.1



                              TRITON SYSTEMS, INC.



          STATEMENT REGARDING COMPUTATION OF PRIMARY AND FULLY DILUTED


                          NET INCOME PER COMMON SHARE



                                                                YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1994            1995            1996
                                                      -----------     -----------     -----------
Net Income Applicable to Common Stockholders........  $   355,506     $ 4,713,049
                                                      -----------     -----------
Pro Forma Net Income Applicable to Common
  Stockholders......................................                                  $ 8,236,882
                                                                                      -----------
Actual weighted Average shares outstanding..........   12,408,288      12,408,288      12,408,288
Additional shares considered outstanding due to:
Stock options and warrants outstanding exercisable
  at less than proposed initial public offering
  price.............................................      322,730         322,730         322,730
                                                      -----------     -----------     -----------
Total weighted Average common stock outstanding.....   12,731,018      12,731,018      12,731,018
                                                       ==========      ==========      ==========
Net income applicable to common stockholders per
  common share......................................  $       .02     $      0.37
                                                       ==========      ==========
Pro forma net income applicable to common
  stockholders per common share.....................                                  $      0.65
                                                                                       ==========


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